Exhibit 99.1
Diodes Incorporated

FOR IMMEDIATE RELEASE

             Diodes Incorporated Reports First Quarter 2005 Earnings

o                          Revenues up 17% year-over-year
o                Earnings per share increases 49% to $0.46 per share


Westlake Village, California, April 28, 2005 - Diodes Incorporated (Nasdaq:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported financial results for the first quarter of 2005 ended March 31, 2005.

First Quarter Highlights:
>>       Revenues increased 17.3% year-over-year and 1.5% sequentially to
          $48.6 million
>>       Gross margin improved 330 basis points to 34.1%
>>       Operating income increased 40.4% to $9.1 million
>> Net income increased 49.1% to $7.2 million, or $0.46 per share, up from 1Q04 of $4.9 million, or $0.32 per share

Revenues for the first quarter of 2005 were $48.6 million, an increase of 17.3% from the first quarter of 2004, and a sequential increase of 1.5% from the fourth quarter of 2004. Net income for the quarter increased 49.1% to $7.2 million, compared to $4.9 million for the three months ended March 31, 2004. Diluted earnings per share were $0.46 for the first quarter of 2005, as compared to $0.32 for the same period last year.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "We are very pleased to start this fiscal year with a successful quarter marked by revenue growth and continued strong profitability. During the first three months of 2005, Diodes enjoyed robust demand for its next-generation devices and our design wins and market share were at record levels. As a result of the Company's ongoing research and development efforts, we continued to enjoy strong uptake on our higher-margin products, which reinforces Diodes' status as an innovation leader in the discrete category in all end-user markets."

"During the quarter we focused on operating efficiencies and achieved higher operating and net income margins compared to the prior-year quarter. We continued to generate positive cash flows, and have a solid balance sheet to support future growth initiatives. Despite a softer industry environment, Diodes continues to outperform the discrete semiconductor industry and we believe that this trend will continue through 2005."

End Markets
"Diodes' end-equipment markets remained in line with the previous quarter, with consumer electronics and computer accounting for about 68% of our business during the first quarter of 2005. Sales growth was primarily driven by accelerating demand for our products in digital audio players, set-top boxes, LCD panels and notebook computers," commented Mark King, Vice President of Sales and Marketing.

"While demand in Europe was flat, we continue to strengthen our sale capability in this market and signed a distribution agreement with Rutronik Electronic Components. This notably augments Diodes' opportunities in the large European market and enhances the network we established in Southern Europe through Silverstar Srl, an Arrow Electronics company, in September 2004," said Mr. King.

New Products and Design Wins
"Just last week, we introduced the new DFN 1006-2 and DFN 1006-3 packages using QFN (Quad Flat No-Lead) technology. The new QFN platform is an ideal choice for space-constrained applications such as mobile phones, PDAs, portable media and entertainment devices, digital cameras and camcorders, notebook computers, and wireless equipment. The ultra-compact package requires only 40% of the PCB area of the already sub-miniature SOD-523 packages, while maintaining the power dissipation of packages almost 10 times their size," said Mr. Chen. "And we continued to expand the line of products based on our breakthrough PowerDI(TM)123 Compact Power Package to include a series of 1-Watt Zener devices and a series of 2-Ampere Schottky devices. Our new products have been key to enabling Diodes to enter new accounts, expand our margins, and position our company as the first name our customers think of for discrete semiconductor solutions."

"The success of our product development initiatives was validated by design wins at 54 accounts in various markets from a broad range of end-equipment users. We had strong design activity for our SOT563 array and SOD523 product lines in the first quarter. We also generated the first meaningful revenue from PowerDI(TM)123. In addition, sales of new products were 15.7% of total sales, compared to a record high of 16.2% in the previous quarter. This apparent decline was due to continued sales of the Powermite3 line and some Zener lines that have now been in the market for over three years, and therefore, are no longer classified as new product revenues," Mr. Chen continued.

Additional Financial Highlights
Gross profit for the first quarter of 2005 was $16.6 million compared to $16.2 million in the fourth quarter of 2004, and increased 30.2% over the $12.8 million in the first quarter of 2004. Gross margin for the quarter increased to 34.1% compared to 33.9% of sales for the fourth quarter of 2004. Compared to the prior-year quarter, gross margin increased 330 basis points from 30.8% due to an improved product mix, new product revenue expansion and manufacturing cost efficiencies.

For the quarter, SG&A expenses were $6.7 million, or 13.8% of sales, as compared to $5.5 million, or 13.2% of sales, in the comparable quarter last year. Sequentially, SG&A expenses increased by $1.3 million over the fourth quarter of 2004. This reflects $0.7 million in one-time reductions to Asia sales commissions and royalty expenses recorded in the fourth quarter, and increased professional fees associated with Sarbanes-Oxley implementation, upgrades to the Company's ERP system, and a donation in support of Tsunami relief in the first quarter of 2005.

Research and development expenses rose 18.0% to $0.9 million, or 1.9% of revenue, from $0.8 million, or 1.8% of revenue, in the first quarter of 2004, as the Company continues to invest in enhancing current product features and developing new products.

Operating income for the first quarter increased 40.4% to $9.1 million, or 18.7% of sales, compared to $6.5 million, or 15.7% of sales, for the first quarter of 2004. Other expense for the first quarter was $0.2 million compared to $0.3 million in the year-ago quarter, due primarily to lower currency exchange losses and reduced interest expense.

Capital expenditures for the current quarter were $2.1 million and depreciation expense was $3.8 million.

At March 31, 2005, Diodes had $27.9 million in cash, $61.3 million in working capital, $11.6 million in term debt, and $33.2 million in availability under its bank credit facilities. For the first quarter, the Company generated cash flow from operations of $11.0 million, and shareholders' equity increased 7.9% to $121.0 million.

Business outlook
"Entering the second quarter, shipments and orders for delivery continue to show strength with a book-to-bill ratio slightly above one. However, given a somewhat uncertain industry outlook, we forecast that our second quarter revenue and gross margin will be comparable to the first quarter. Given our continued progress in shifting our sales mix and expanding market share, we feel confident that we will continue to outperform the discrete semiconductor market in 2005," Chen concluded.

Conference Call
Diodes Incorporated will hold its fourth quarter conference call for all interested persons at 8 a.m. Pacific Time (11 a.m. Eastern Time) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 60 days.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, serving the communications, computer, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, visit the Company's website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, any forecast of revenues or gross margin. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated
CONTACT:  Carl Wertz, Chief Financial Officer, Diodes Incorporated
 (805) 446-4800 e-mail: carl_wertz@diodes.com or
Crocker Coulson, President, CCG Investor Relations,
(818) 789-0100, e-mail: crocker.coulson@ccgir.com


Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written
----------------------
requests may be sent directly to the Company, or they may be
e-mailed to: diodes-fin@diodes.com.
---------------------

        CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS



                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                        Three Months Ended
                                                                             March 31,
                                                             ------------------------------------------
                                                                    2004                   2005
                                                             -------------------    -------------------

          Net sales                                              $  41,435,000           $  48,600,000
          Cost of goods sold                                        28,685,000              32,004,000
                                                             -------------------    -------------------

               Gross profit                                         12,750,000              16,596,000

          Selling, general and administrative
          expenses                                                   5,476,000               6,692,000
          Research and development expenses                            763,000                 900,000
          Loss (gain) on sale of fixed assets                           23,000                (105,000)
                                                             -------------------    -------------------
               Total operating expenses                              6,262,000               7,487,000

               Income from operations                                6,488,000               9,109,000

          Other income (expense)
               Interest expense, net                                  (182,000)               (154,000)
               Other                                                  (147,000)                (34,000)
                                                             -------------------    -------------------
                                                                      (329,000)               (188,000)

          Income before income taxes and minority
          interest                                                   6,159,000               8,921,000
          Income tax provision                                      (1,160,000)             (1,442,000)
                                                             -------------------    -------------------
          Income before minority interest                            4,999,000               7,479,000

          Minority interest in joint venture earnings                 (143,000)               (239,000)
                                                             -------------------    -------------------

          Net income                                             $   4,856,000           $   7,240,000
                                                             ===================    ===================

          Earnings per share
               Basic                                             $        0.37           $        0.51
               Diluted                                           $        0.32           $        0.46
                                                             ===================    ===================

          Weighted average shares outstanding
               Basic                                                  13,096,836            14,217,910
               Diluted                                                15,286,416            15,683,348
                                                             ===================    ===================

                 The accompanying notes are an integral part of
                          these financial statements.


                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET


                                     ASSETS

                                                                              December 31,             March 31,
                                                                                  2004                    2005
                                                                           -------------------     -------------------
                                                                                                      (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                  $  18,970,000           $  27,922,000
     Accounts receivable
         Customers                                                                 38,682,000              40,310,000
         Related parties                                                            5,526,000               4,522,000
                                                                           -------------------     -------------------
                                                                                   44,208,000              44,832,000
         Less:  Allowance for doubtful receivables                                    432,000                 451,000
                                                                           -------------------     -------------------
                                                                                   43,776,000              44,381,000

     Inventories                                                                   22,238,000              21,227,000
     Deferred income taxes, current                                                 2,453,000               2,419,000
     Prepaid expenses and other current assets                                      4,243,000               3,802,000
     Prepaid income taxes                                                             406,000                 376,000
                                                                           -------------------     -------------------
                  Total current assets                                             92,086,000             100,127,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   60,857,000              58,884,000

DEFERRED INCOME TAXES, non-current                                                  7,970,000               7,689,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,798,000                 895,000
                                                                           -------------------     -------------------
TOTAL ASSETS                                                                    $ 167,801,000           $ 172,685,000
                                                                           ===================     ===================

                 The accompanying notes are an integral part of
                          these financial statements.




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                December 31,             March 31,
                                                                                    2004                   2005
                                                                              ------------------     ------------------
                                                                                                        (Unaudited)
CURRENT LIABILITIES
     Line of credit                                                               $   6,167,000         $    4,135,000
     Accounts payable
         Trade                                                                       17,274,000             15,940,000
         Related parties                                                              3,936,000              5,834,000
     Accrued liabilities                                                             11,459,000              8,942,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        1,014,000              4,391,000
     Current portion of capital lease obligations                                       165,000                135,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          42,515,000             41,877,000

LONG-TERM DEBT, net of current portion
         Related party                                                                1,250,000                625,000
         Other                                                                        6,583,000              4,127,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,172,000              1,707,000

MINORITY INTEREST IN JOINT VENTURE                                                    3,133,000              3,371,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share; 1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 15,763,266 and 15,892,591
         shares issued at December 31, 2004
         and March 31, 2005, respectively                                             7,260,000              7,346,000
     Additional paid-in capital                                                      24,765,000             26,247,000
     Retained earnings                                                               81,330,000             88,570,000
                                                                              ------------------     ------------------
                                                                                    113,355,000            122,163,000
     Less:
         Treasury stock - 1,613,508 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive gain                                         (575,000)              (597,000)
                                                                              ------------------     ------------------
                                                                                      1,207,000              1,185,000

                  Total stockholders' equity                                        112,148,000            120,978,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 167,801,000          $ 172,685,000
                                                                              ==================     ==================


                 The accompanying notes are an integral part of
                          these financial statements.